UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report: March 28, 2017
(Date of earliest event reported)

Commission File Number	Exact Name of Registrant as specified in its charter	State or Other Jurisdiction of Incorporation or Organization	IRS Employer Identification Number
1-12609	PG&E CORPORATION	California	94-3234914
1-2348	PACIFIC GAS AND ELECTRIC COMPANY	California	94-0742640

77 Beale Street P.O. Box 770000 San Francisco, California 94177 (Address of principal executive offices) (Zip Code) (415) 973-1000 (Registrant's telephone number, including area code)	77 Beale Street P.O. Box 770000 San Francisco, California 94177 (Address of principal executive offices) (Zip Code) (415) 973-7000 (Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b)

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01	Other Events.

Order Instituting an Investigation into Compliance with Ex Parte Communication Rules

On March 28, 2017, Pacific Gas and Electric Company (“Utility”), a subsidiary of PG&E Corporation, and the Cities of San Bruno and San Carlos, the California Public Utilities Commission’s (“CPUC”) Office of Ratepayer Advocates, the CPUC’s Safety and Enforcement Division, and The Utility Reform Network (together, the “parties”) jointly submitted to the CPUC a settlement agreement (the “settlement agreement”) in connection with the order instituting an investigation into the Utility’s compliance with the CPUC’s ex parte communication rules (the “proceeding”) and jointly moved for its approval.  (As previously disclosed, the Utility has already incurred a disallowance of $72 million imposed by the CPUC in connection with certain ex parte communications in the Utility’s Gas Transmission and Storage (“GT&S”) rate case.  Of the $72 million total GT&S ex parte disallowance, $57 million was recognized in 2016 and the remaining $15 million will be recognized in the first quarter of 2017.)

Pursuant to the settlement agreement, the Utility agreed to a total financial remedy of $86.5 million comprised of:

−	a $1 million payment to the California General Fund;
−	forgoing collection of $63.5 million of GT&S revenue requirements for the years 2018 ($31.75 million) and 2019 ($31.75 million);
−	a $10 million one-time revenue requirement adjustment to be amortized in equivalent annual amounts over its next General Rate Case (“GRC”) cycle, (i.e. the GRC following the 2017 GRC); and
−	compensation payments to the Cities of San Bruno and San Carlos in a total amount of $12 million ($6 million to each city).

In accordance with accounting rules, adjustments related to revenue requirements would be recorded in the periods in which they are incurred.  The settlement agreement indicates that the parties agree on the tax deductibility of all components of the financial remedy except the GT&S revenue requirements adjustments.  In addition, the settlement agreement provides for certain non-financial remedies, including enhanced noticing obligations between the Utility and CPUC decisionmakers, as well as certification of employee training on the CPUC ex parte communication rules.

Under the terms of the settlement agreement, customers will bear no costs associated with the financial remedies set forth above.

The CPUC may accept, reject or modify the terms of the settlement agreement, including imposing additional penalties on the Utility. The Utility is unable to predict the outcome of this proceeding.

For more information about the proceeding, see PG&E Corporation and the Utility’s annual report on Form 10-K for the year ended December 31, 2016.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrants have duly caused this report to be signed on their behalf by the undersigned thereunto duly authorized.

PG&E CORPORATION

	By:	/s/ LINDA Y.H. CHENG
Dated: March 28, 2017		LINDA Y.H. CHENG Vice President, Corporate Governance and Corporate Secretary

PACIFIC GAS AND ELECTRIC COMPANY

Dated: March 28, 2017	By:	/s/ LINDA Y.H. CHENG
LINDA Y.H. CHENG Vice President, Corporate Governance and Corporate Secretary